Exhibit 10.2

Business Development & Marketing Consulting Agreement

(This Agreement shall supersede and replace any and all prior agreements executed between Party A and Party B on April 16th, 2024, and April 29, 2024.)

Party A

mF International Ltd (Hereinafter referred to as “Party A”, “MFI”)

Party B:

Shenzhen Yijincheng Business Consulting Co., Ltd. (Hereinafter referred to as “Party B”, “Yijincheng”)

Party A is a publicly listed company on Nasdaq in the United States, with the stock ticker MFI. Party B is a national marketing and business development consulting firm located in Shenzhen, China. Party A has decided to hire Party B as a consulting advisor for business development, market expansion, sales channel construction and marketing strategies in mainland China. Party B also agrees to serve as Party A’s consulting advisor.

Scope of Services

Party B agrees to provide the following consulting services to Party A:

●	Assist Party A in business expansion and evaluation of marketing strategy proposals.
●	Formulate and execute sales strategies, and make adjustments based on results.
●	Conduct market research and data collection to support Party A’s business planning.
●	Provide professional planning and advertising promotion proposals to attract more potential customers.
●	Represent Party A in negotiations with clients in mainland China for joint market development.
●	Communicate with relevant government agencies on behalf of Party A to obtain necessary approvals.
●	Assist Party A in contract negotiations with potential clients.
●	Other sales and business development matters.

Term of Service

The service term for the cooperation between both parties is 2 years, from May 22, 2024, to May 21, 2026. Upon expiration of the service term, this Agreement may be extended for an additional 6 months with written consent from both parties.

Conflict of interest

During the term of this Agreement, Party A has the right to request services from Party B within reasonable working hours. However, Party B not only provides exclusive services to Party A but also has the right to provide corresponding services to other companies and individuals. If the services provided by Party B to other individuals or entities conflict or have certain business interests with this Agreement, Party B must promptly notify Party A in writing. After receiving the notification, Party A has the right to decide whether to continue the performance of this Agreement. If Party A does not raise any objections within seven days of receiving this notification, it will be deemed that Party A allows Party B to engage in other business and agrees to Party B continuing to provide services to others.

Authority of Party B

Party B shall not have the authority to sign any agreements, contracts, or letters of intent on behalf of Party A. Unless Party A provides written authorization, Party B shall not represent Party A or assume any legal responsibilities on behalf of Party A.

Compensation

Party A agrees to pay Party B a fee of $900,000. The payment can be made to Party B or to a company or individual designated by Party B.

Any other expenses incurred by Party B, including but not limited to personnel expenses, travel expenses, communication, taxes, etc., shall be borne entirely by Party B.

Confidentiality and Non-Disclosure Terms

In this agreement, “Confidential Information” refers to any information disclosed by the disclosing party that is considered confidential (whether in written, oral, electronic document, sample, template, calculation program, or any other form), or any information related to the project that the receiving party obtains during negotiations that is not publicly known, or any proprietary or confidential information pertaining to Party A that the receiving party becomes aware of during the project. This includes, but is not limited to, any information and materials related to the project, as well as any disclosing party’s strategies, operations, methods, systems, processes, plans or intentions, intellectual property, trade secrets, market opportunities, business, or financial matters. Party B agrees to keep confidential all information regarding Party A’s business, operations, or prospects, and shall not disclose Party A’s trade secrets and other confidential information to any third party without Party A’s prior consent, except to Party A’s lawyers, auditors, business and investment banks.

Written Modifications

Any changes to this Agreement must be confirmed in writing by both parties to take effect.

Copies of the Agreement

This Agreement is made in two copies, each of which can be regarded as the original. The signing parties may exchange the originals via fax or other electronic signing methods such as email. All faxed signatures or other electronically signed agreements will be considered originals and take effect immediately.

Governing Law and Dispute Resolution

This agreement shall be governed by the laws of the Hong Kong Special Administrative Region. The establishment, validity, interpretation, performance, and resolution of disputes arising from this agreement shall be subject to the laws of the Hong Kong Special Administrative Region.

Payment Instruction

**HKD Account (Hong Kong Dollars)**

Account Name:

Account Number:

Bank Name:

Bank SWIFT Code:

**USD Account (US Dollars)**

Account Name:

Account Number:

Bank Name:

Bank SWIFT Code:

Signature

If both parties understand and agree to the above terms, please sign at the designated place in this Agreement. This Agreement shall take effect immediately upon the signatures of both parties.

This page is for signature and has no legal content.

Party A: mF International Limited

Authorized Representative:

Signature
Date of Signing: May 22th, 2024

Party B: Shenzhen Yijincheng Business Consulting Co., Ltd.

Authorized Representative:

Signature
Date of Signing: May 22th, 2024